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                                                                    EXHIBIT 10.3


                                POOLING AGREEMENT

         THIS POOLING AGREEMENT (this "Agreement") is made as of the 15th day of June, 2001 (the "Effective Date"), by and among (i) Marriott International, Inc., a Delaware corporation (hereinafter referred to as "Marriott"), (ii) Marriott Hotel Services, Inc., a Delaware corporation, Residence Inn By Marriott, Inc., a Delaware corporation, Courtyard Management Corporation, a Delaware corporation, SpringHill SMC Corporation, a Delaware corporation, and Towneplace Management Corporation, a Delaware corporation (the entities named in this clause (ii) each sometimes hereinafter referred to individually as a "Manager" and collectively as the "Managers"), and (iii) HPT TRS MI-135, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                    RECITALS:

         A. Certain of the Managers (as sellers) and Hospitality Properties Trust, a Maryland real estate investment trust (as purchaser) (hereinafter referred to as "HPT"), are parties to that certain Purchase and Sale Agreement dated of even date herewith (the "Limited Service Purchase Contract") with respect to the three (3) hotels listed on Exhibit A attached hereto as the properties to be purchased (the "Additional Limited Service Properties").

         B. Marriott Kauai, Inc., a Delaware corporation (as seller) and HPT (as purchaser), are parties to that certain Purchase and Sale Agreement dated of even date herewith (the "Kauai Purchase Contract") with respect to the Marriott's Kauai Resort and Beach Club (the "Kauai Hotel"). (The Limited Service Purchase Contract and the Kauai Purchase Contract are referred to hereinafter collectively as the "Purchase Contracts," and the Additional Limited Service Properties and the Kauai Hotel are referred to hereinafter collectively as the "Additional Properties.")

         C. Pursuant to certain Assignment and Assumption Agreements dated of even date herewith, HPT has assigned its rights under the Limited Service Purchase Contract to HPTMI Properties Trust, a Maryland real estate investment trust, with respect to the Additional Limited Service Properties, and to HPTMI Hawaii, Inc., a Delaware corporation (collectively, "Landlord"), and Landlord has assumed the obligations of HPT thereunder. Landlord is also, as of the date hereof, the owner, directly or indirectly, of certain other hotels operated by Marriott and/or its Affiliates and which are listed on Exhibit B attached hereto (the "Initial Properties").

         D. HPT, Landlord, Tenant and Marriott are parties to that certain Agreement to Assign, Release, Franchise and Manage dated of even date herewith (the "Agreement to Lease") with respect to the Additional Properties and the Initial Properties (each of the four (4) Additional Properties and the
thirty-one   (31)  Initial   Properties  a  "Property"  and   collectively   the
"Properties").
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         E. From and after the date that  each  Property  is made  subject  to a
Lease and a Management Agreement pursuant to the Agreement to Lease, such Property shall constitute a "Portfolio Property" and all of such Properties shall collectively constitute the "Portfolio Properties." Any Property with respect to which a Manager Deconsolidation Event, a Kauai Deconsolidation Event or a Tenant Deconsolidation Event has occurred shall thereafter no longer be considered a Portfolio Property.

         F. Simultaneously with the execution and delivery of this Agreement Marriott and Tenant entered into a guaranty agreement (the "Guaranty Agreement") pursuant to which, inter alia, Marriott has agreed to guarantee to Tenant (subject to the terms, conditions and limitations set forth therein) that Tenant will receive timely payment of Tenant's First Priority with respect to the Portfolio Properties in certain events.

         G. Pursuant to the Agreement to Lease, Tenant has entered into or will enter into (i) a management agreement with each applicable Manager with respect to each Portfolio Property (each a "Management Agreement" and collectively the "Management Agreements"), and (ii) a franchise agreement with Marriott with respect to each Portfolio Property except with respect to the Kauai Hotel (each a "Franchise Agreement" and collectively the "Franchise Agreements").

         H. Pursuant to the Agreement to Lease it is contemplated that, as each Lease of an Initial Property is assigned to Tenant, the applicable Manager will enter into a Management Agreement for such Property (or confirmation of the applicability of a Management Agreement to such Property, as applicable), and Tenant and Marriott will enter into a Franchise Agreement for such Property, at which time such Property will be considered a Portfolio Property in accordance with the provisions hereof.

         I. The parties desire that (i) the revenues generated by the operations of the Portfolio Properties be pooled for purposes of paying operating expenses of the Portfolio Properties, fees and other amounts due to Marriott, the Managers and Tenant, and distributions to various other persons, and (ii) working capital and reserves of the Portfolio Properties be managed on a pooled basis, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Marriott, each Manager, and Tenant hereby covenant and agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

         1.01 Definitions.

         The following capitalized terms as used in this Agreement shall have the meanings set forth below:

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         "Accounting  Period"  shall  have  the  meaning,  with  respect  to any
Portfolio Property, given such term in the Management Agreement for such Portfolio Property.

         "Actual  Tenant  Distribution"  shall  have the  meaning  set  forth in
Section 7.01.C.

         "Additional Limited Service Properties" shall have the meaning set forth in the Recitals.

         "Additional Manager Advances" shall mean advances made by the Managers and as so defined in each Management Agreement.

         "Additional Marriott Advances" shall mean all advances made by Marriott pursuant to Sections 3.03, 4.03 (to the extent described therein as deemed Additional Marriott Advances) and 5.01.B of this Agreement.

         "Additional Properties" shall have the meaning set forth in the Recitals.

         "Advance Notice" shall have the meaning set forth in Section 4.03.B.

         "Affiliate" shall have the meaning set forth in the Management Agreements.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Agreement to Lease" shall have the meaning set forth in the Recitals.

         "Aggregate Base Management Fee" shall mean, for any given period, the sum of the Base Management Fees for the Portfolio Properties for such period.

         "Aggregate Deductions" shall mean, for any given period, the sum of Deductions for the Portfolio Properties for such period.

         "Aggregate First Incentive Management Fee" shall mean, for any given period, the sum of the First Incentive Management Fees for the Portfolio Properties for such period.

         "Aggregate Gross Revenues" shall mean, for any given period, the sum of Gross Revenues for the Portfolio Properties for such period.

         "Aggregate Operating Loss" shall mean, for any given period, a negative Aggregate Operating Profit for such period.

         "Aggregate Operating Profit" shall mean, for any given period, an amount equal to Aggregate Gross Revenues less Aggregate Deductions for such period.

                                      -3-
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         "Aggregate  Operating Profit After Aggregate First Incentive Management
Fee" shall mean, for any period, Aggregate Operating Profit remaining after the distribution provided for in items (1) through (8) of Section 2.02.A hereof.

         "Aggregate Priority Management Fee" shall mean, for any given period, the sum of the Priority Management Fees for the Portfolio Properties for such period.

         "Aggregate Second Incentive Management Fee" shall mean an amount that is equal to fifty percent (50%) of Aggregate Operating Profit After Aggregate First Incentive Management Fee in any Portfolio Fiscal Year (or portion thereof).

         "Aggregate System Fee" shall, during any given Portfolio Fiscal Year (or portion thereof), be equal to the sum of the System Fees for the Portfolio Properties for such period.

         "Aggregate Tenant's First Priority" shall mean, for any given period, the sum of the Tenant's First Priority for the Portfolio Properties for such period.

         "Aggregate Tenant's First Priority Deficiency" shall have the meaning set forth in Section 2.02.B.

         "Aggregate Tenant's Second Priority" shall mean, for any given period, the sum of the Tenant's Second Priority for the Portfolio Properties for such period.

         "Aggregate Tenant's Third Priority" shall mean, for any given period, the sum of the Tenant's Third Priority for the Portfolio Properties for such period.

         "Allocation  Formula"  shall  have the  meaning  set  forth in  Section
6.02.C.

         "Available  Funds"  shall  have the  meaning  set  forth in item (5) of
Section 2.02.A.

         "Base Management Fee" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Business Day" shall have the meaning given such term in the Management Agreements.

         "Closing" shall have the meaning, with respect to any Property, given such term in the Purchase Contract applicable to such Property.

         "Consolidated Financials" shall mean, for any fiscal year or other accounting period of Marriott, annual audited and quarterly unaudited financial statements of Marriott prepared on a consolidated basis, including Marriott's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form for the corresponding figures for the corresponding figures for

                                      -4-
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the  corresponding  period  in  the  preceding  fiscal  year,  and  prepared  in accordance with GAAP throughout the periods reflected.

         "Deconsolidation Event" shall have the meaning set forth in Section 6.02.A.

         "Deductions" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Deficiency Owed Tenant" shall have the meaning set forth in Section 7.01.C.

         "Domestic   Hotels"  shall  mean  each  of  the  Portfolio   Properties
excluding, in any event, the Kauai Hotel.

         "Effective Date" shall have the meaning set forth in the Preamble.

         "Existing Lease Payments" shall have the meaning set forth in Section 7.01.A.

         "First Incentive Management Fee" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Fiscal  Year" shall have the meaning,  with  respect to any  Portfolio
Property,  given  such  term in the  Management  Agreement  for  such  Portfolio
Property.

         "Franchise  Agreement"  and  "Franchise   Agreements"  shall  have  the
meanings set forth in the Recitals and shall include only the Franchise Agreements for the Portfolio Properties.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Gross Revenues" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Guaranty Agreement" shall have the meaning set forth in the Recitals.

         "Guaranty Term" shall have the meaning given such term in the Guaranty Agreement.

         "Guaranty  Termination  Event"  shall  have the  meaning  set  forth in
Section 4.03.

         "Holdback Agreement" shall mean the Holdback Agreement of even date herewith between, inter alia, Marriott and Tenant.

         "Holdback Agreement Advances" shall mean advances which Tenant elects, in its discretion, to make, pursuant to the terms of the Holdback Agreement.

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         "HPT" shall have the meaning set forth in the Recitals.

         "Hypothetical  Report"  shall  have the  meaning  set forth in  Section
7.01.A.

         "Hypothetical  Tenant Distribution" shall have the meaning set forth in
Section 7.01.B.

         "Initial Properties" shall have the meaning set forth in the Recitals.

         "Kauai  Deconsolidation  Event"  shall  have the  meaning  set forth in
Section 6.03.

         "Kauai Hotel" shall have the meaning set forth in the Recitals.

         "Kauai Owner" shall mean HPTMI Hawaii, Inc., a Delaware corporation.

         "Kauai Purchase Contract" shall have the meaning set forth in the Recitals.

         "Landlord" shall have the meaning set forth in the Recitals.

         "Landlord  Deconsolidation  Event"  shall have the meaning set forth in
Section 6.02.A.

         "Leases" shall have the meaning set forth in the Management Agreements.

         "Limited Service Purchase Contract" shall have the meaning set forth in the Recitals.

         "Management Agreement" and "Management Agreements" shall have the meanings set forth in the Recitals but shall include only the Management Agreements for the Portfolio Properties.

         "Manager" and "Managers" shall have the meaning set forth in the Preamble.

         "Manager  Deconsolidation  Event"  shall have the  meaning set forth in
Section 6.02.A.

         "Manager Reserve Advances" shall mean advances made by the Managers and as so defined in each Management Agreement.

         "Marriott" shall have the meaning set forth in the Preamble.

         "Marriott Guaranty Advance" shall have the meaning set forth in Section 4.03.

         "Modification" shall have the meaning set forth in Section 8.04.

                                      -6-
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         "Owner  Agreements"  shall  mean,  collectively,  the Owner  Agreements applicable to the Portfolio Properties and Franchise Agreements related thereto among the Landlord, Marriott, the applicable Manager, and Tenant.

         "Pooled Reserve" shall have the meaning set forth in Section 5.02.

         "Pooled Working Capital" shall have the meaning set forth in Section 5.01.

         "Portfolio Accounting Period" shall mean, for any period during which the Kauai Hotel is a Portfolio Property, a period comprised of one Accounting Period with respect to the Domestic Hotels, and either zero or one Accounting Period with respect to the Kauai Hotel, all as more fully set forth on the schedule attached hereto as Exhibit C. For any period during which the Kauai Hotel is not a Portfolio Property, Portfolio Accounting Period shall have the same meaning as the definition of "Accounting Period" as set forth in the Management Agreements applicable to the Domestic Hotels. Marriott shall have the right to make changes to the Portfolio Accounting Periods in the future, and appropriate adjustments to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall in any way reduce or in any material respect delay the distribution of Operating Profit or other payments due hereunder.

         "Portfolio Fiscal Year" shall mean, for any period during which the Kauai Hotel is a Portfolio Property, the thirteen (13) full Accounting Periods of a Fiscal Year with respect to the Domestic Hotels and the twelve (12) full Accounting Periods of the most closely corresponding Fiscal Year with respect to the Kauai Hotel. A partial Portfolio Fiscal Year between the Effective Date and the first full Portfolio Fiscal Year shall constitute a separate Portfolio Fiscal Year. A partial Portfolio Fiscal Year following the last full Portfolio Fiscal Year shall constitute a separate Portfolio Fiscal Year. For any period during which the Kauai Hotel is not a Portfolio Property, Portfolio Fiscal Year shall have the same meaning as the definition of "Fiscal Year" as set forth in the Management Agreements applicable to the Domestic Hotels. Marriott shall have the right to make changes to the Portfolio Fiscal Year in the future, and appropriate adjustments to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall in any way reduce or in any material respect delay the distribution of Operating Profit or other payments due hereunder.

         "Portfolio Property" and "Portfolio Properties" shall have the meanings set forth in the Recitals.

         "Priority Management Fee" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Property" and "Properties" shall have the meanings set forth in the Recitals.

         "Prorated Portions" shall have the meaning set forth in Section 3.02.

                                      -7-
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         "Purchase Contracts" shall have the meaning set forth in the Recitals.

         "Reserve" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Second Incentive Management Fee" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Sum Due  Marriott"  shall  have the  meaning  set forth in item (5) of
Section 2.02.A.

         "Sum Due  Tenant"  shall  have  the  meaning  set  forth in item (5) of
Section 2.02.A.

         "Surplus" shall have the meaning set forth in Section 7.01.C.

         "System Fee" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Tenant" shall have the meaning given such term in the Preamble.

         "Tenant  Advances"  shall  have the  meaning  set  forth in item (5) of
Section 2.02.A.

         "Tenant Aggregate Operating Loss Advance" shall have the meaning set forth in Section 3.03.

         "Tenant  Deconsolidation  Event"  shall have the  meaning  set forth in
Section 6.02.A.

         "Tenant Working  Capital  Advances" shall have the meaning set forth in
Section 5.01.B.

         "Tenant's First Priority" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Tenant's Second Priority" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Tenant's Third Priority" shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

         "Transaction  Documents"  shall have the  meaning  set forth in Section
7.01.

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         "Working  Capital"  shall  have  the  meaning,  with  respect  to  each
Property, given such term in the Management Agreement for such Property.

                                   ARTICLE II
                    COMPENSATION OF MANAGERS; PRIORITIES FOR
                   DISTRIBUTION OF AGGREGATE OPERATING PROFIT

         2.01. System and Management Fees

         In lieu of the System Fee, the Priority Management Fee, the Base Management Fee, the First Incentive Management Fee and the Second Incentive Management Fee to be paid pursuant to Section 3.01 of each Management Agreement, the Managers of the Portfolio Properties and Tenant agree that such Managers shall be paid, collectively, the following management fees:

         A. The Aggregate System Fee; plus

         B. The Aggregate Priority Management Fee; plus

         C. The Aggregate Base Management Fee; plus

         D. The Aggregate First Incentive Management Fee; plus

         E. The Aggregate Second Incentive Management Fee.

The Aggregate Priority Management Fee, the Aggregate First Incentive Management Fee and the Aggregate Second Incentive Management Fee shall be allocated among the Managers as the Managers shall determine in their sole discretion, and Tenant shall have no responsibility or liability in connection with any such allocation as determined by the Managers or the distribution thereof among the Managers. If in any Portfolio Fiscal Year the amount of Aggregate Operating Profit is insufficient, after distributions higher in the priority of payments set forth in Section 2.02.A, to pay the full amount of the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee due for such Portfolio Fiscal Year, the amount paid shall be allocated among the Managers as the Managers shall determine in their sole discretion, and any portion of the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee for such Portfolio Fiscal Year left unpaid shall be deemed waived and shall not accrue or be payable in any subsequent Portfolio Fiscal Year.

         2.02     Priorities for Distribution of Aggregate Operating Profit

         A. Aggregate Operating Profit shall be distributed, to the extent available, in the following order of priority (which distributions Marriott is irrevocably authorized to pay):

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              (1) First,  to Tenant,  in an amount equal to  Aggregate  Tenant's
First Priority.

              (2) Second, to Tenant, in an amount equal to Aggregate Tenant's Second Priority.

              (3) Third, to Tenant, in an amount equal to Aggregate Tenant's Third Priority.

              (4) Fourth, To Tenant, in an amount necessary to replenish all Holdback Agreement Advances.

              (5)  Fifth,  to (i)  Tenant in an amount  necessary  to  reimburse
Tenant for all Tenant Working Capital Advances and Tenant Aggregate Operating Loss Advances made by Tenant from time to time (collectively, "Tenant Advances") which have not yet been repaid, and (ii) to Marriott in an amount necessary to reimburse Marriott and/or any Affiliate for all Additional Marriott Advances and all Additional Manager Advances made by Marriott or any Affiliate from time to time which have not yet been repaid. If at any time the amounts available for distribution to Tenant and Marriott pursuant to this Section 2.02.A(5) ("Available Funds") are insufficient (a) to repay to Tenant all outstanding Tenant Advances (the "Sum Due Tenant"), and (b) to repay to Marriott all outstanding Additional Marriott Advances and Additional Manager Advances (the "Sum Due Marriott"), then (x) Tenant shall be paid from the Available Funds the amount obtained by multiplying a number equal to the amount of the Available Funds by a fraction, the numerator of which is the Sum Due Tenant and the denominator of which is a number equal to the sum of the Sum Due Tenant and the Sum Due Marriott, and (y) Marriott shall be paid from the Available Funds the amount obtained by multiplying a number equal to the amount of the Available Funds by a fraction, the numerator of which is the Sum Due Marriott and the denominator of which is a number equal to the sum of the Sum Due Tenant and the Sum Due Marriott.

              (6) Sixth, to the Manager in an amount equal to the Aggregate Priority Management Fee.

              (7) Seventh, to the Managers in an amount equal to the Aggregate Base Management Fee.

              (8) Eighth, to the Managers, in an amount equal to the Aggregate First Incentive Management Fee (however, in no event shall any amount be due or payable by Marriott or any Manager pursuant to this clause (8) in the event the Aggregate First Incentive Management Fee is equal to or less than Zero Dollars ($0.00).

              (9) Ninth, to the Managers, in an amount equal to the Aggregate Second Incentive Management Fee.

              (10) Tenth, to Tenant, the balance, if any.

                                      -10-
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         B. For any Portfolio  Accounting  Period, if Tenant does not receive on or before the first day of each Portfolio Accounting Period Aggregate Tenant's First Priority for such Portfolio Accounting Period (an "Aggregate Tenant's First Priority Deficiency"), and further provided that if Marriott does not fund such Aggregate Tenant's First Priority Deficiency (as an Additional Marriott Advance hereunder) within ten (10) days of receiving written request for the same from Tenant, Tenant shall have the right to effect a termination of this Agreement and all (but not less than all) of the Management Agreements by written notice to Marriott, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of such notice. Such termination (i) shall be in accordance with the provisions of Section 11.11 of each Management Agreement, (ii) shall constitute a Manager Default under each Management Agreement, and (iii) shall entitle Tenant to all rights and remedies available to it with respect to Manager Defaults as provided for in Article IX of each Management Agreement.

                                   ARTICLE III
              ACCOUNTING; INTERIM DISTRIBUTIONS; ANNUAL ADJUSTMENTS

         3.01     Portfolio Accounting Periods; Statements; Distributions

         A. The Accounting Periods applicable to the Domestic Hotels are different than the Accounting Periods applicable to the Kauai Hotel in that the Management Agreements applicable to the Domestic Hotels provide for thirteen
(13) Accounting Periods in each Fiscal Year, and the Management Agreement applicable to the Kauai Hotel provides for twelve (12) Accounting Periods in each Fiscal Year. In order to allow all of the Portfolio Properties to make interim accountings and distributions on a pooled basis notwithstanding such difference in Accounting Periods, all such interim accountings and distributions with respect to such Portfolio Properties shall be made only following and with respect to each Portfolio Accounting Period as provided for herein, notwithstanding any provisions to the contrary in any of the Management Agreements.

         B. Within twenty (20) days after the close of the last Accounting Period included within a Portfolio Accounting Period, Marriott shall deliver an interim accounting to Tenant showing Aggregate Gross Revenues, Aggregate Deductions, Aggregate Operating Profit, and application and distributions thereof. Notwithstanding the order of distribution of Aggregate Operating Profit set forth in Section 2.02.A, for each Portfolio Accounting Period, Marriott shall, with each such accounting, transfer to Tenant any interim amounts due Tenant hereunder, transfer to the Managers any interim amounts due the Managers (including, without limitation, the Aggregate Base Management Fee calculated on a year-to-date basis for such Portfolio Fiscal Year), and retain any interim amounts due to Marriott under Section 2.02.A. In addition, each Manager shall provide Tenant with interim accountings pursuant to the applicable Management Agreement on an Accounting Period basis for each Portfolio Property that it manages as if the applicable Portfolio Property were not a participant in this Agreement.

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If the  portion  of  Aggregate  Operating  Profit  to be  distributed  to Tenant pursuant to Items 1, 2, 3, 4 or 5 of Section 2.02.A is insufficient to pay each of such interim amounts then due in full following the end of any Portfolio Accounting Period, any such interim amounts left unpaid shall be paid from and to the extent of Aggregate Operating Profit available therefor at the time distributions are made following successive Portfolio Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such Aggregate Operating Profit in the same order of priority as other payments made on account of such item in such following Portfolio Accounting Periods. If the portion of Aggregate Operating Profit to be distributed to Marriott or the Managers pursuant to Items 5, 6 or 7 of Section 2.02.A is insufficient to pay each of such interim amounts then due in full following the end of any Portfolio Accounting Period, any such interim amounts left unpaid shall be paid from and to the extent of Aggregate Operating Profit available therefor at the time distributions are made following successive Portfolio Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such Aggregate Operating Profit in the same order of priority as other payments made on account of such item in such following Portfolio Accounting Periods. Notwithstanding the foregoing sentence, if, in any Portfolio Fiscal Year, the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee is not payable under Section 2.02.A hereof, the Managers shall not be entitled to the payment of the portion of the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee not payable under Section 2.02.A hereof, and in no event shall Tenant be liable for the payment of such portion of the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee. The portion of Aggregate Operating Profit to be distributed to Tenant for Aggregate Tenant's First Priority and Aggregate Tenant's Third Priority for the then current Portfolio Fiscal Year, as well as the portion of Aggregate Operating Profit to be distributed to the Managers as their interim Aggregate First Incentive Management Fee and Second Incentive Management Fee shall be determined by applying a cumulative prorated amount to such Aggregate Tenant's First Priority, Aggregate Tenant's Third Priority, Aggregate First Incentive Management Fee and Aggregate Second Incentive Management Fee (calculated on a year-to-date basis, with the prorated amount being one-thirteenth (1/13) of the total amount for each of such items with respect to each of the Domestic Hotels, and one-twelfth (1/12) of the total amount for each of such items with respect to the Kauai Hotel, for each Portfolio Accounting Period of each Portfolio Fiscal Year) to the year-to-date cumulative Aggregate Operating Profit (all such portions being hereinafter collectively referred to as the "Prorated Portions"). In each of the second through thirteenth Portfolio Accounting Periods, inclusive, the Prorated Portions shall be adjusted to reflect distributions, in each instance, to Tenant and the Managers and retention by Marriott of Aggregate Operating Profit with respect to such Prorated Portions for prior Portfolio Accounting Periods during the then current Portfolio Fiscal Year. All distributions shall be made in the order of priority as set forth in Section 2.02.A.

         3.02     Annual Accounting Statements and Cash Adjustments

         A. The Fiscal Years applicable to the Domestic Hotels are different than the Fiscal Years applicable to the Kauai Hotel in that the Management Agreements applicable to the Domestic Hotels provide for a Fiscal Year consisting of thirteen (13) Accounting Periods, and the Management Agreement applicable to the Kauai Hotel provides for a Fiscal Year consisting of twelve
(12) Accounting Periods, and the beginning and end of each Fiscal Year applicable to the Domestic Hotels and the corresponding Fiscal Year applicable to the Kauai Hotel will, in most instances, begin and end on different dates. In order to allow all of the Portfolio Properties to make annual accountings and distributions on a pooled basis notwithstanding such difference in Fiscal Years, all such annual accountings and distributions with respect to such Portfolio Properties shall be made only following and with respect to each Portfolio Fiscal Year as provided for herein, notwithstanding any provisions to the contrary in any of the Management Agreements. Calculations and payments of the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee, the Aggregate Second Incentive Management Fee, Tenant's First Priority, Tenant's Second Priority, Tenant's Third Priority and distributions of Aggregate Operating Profit made with respect to each Portfolio Accounting Period within a Portfolio Fiscal Year shall be accounted for cumulatively. Within sixty (60) days after the end of each Portfolio Fiscal Year, Marriott shall deliver to Tenant a statement in reasonable detail summarizing the operations of the Portfolio Properties for the immediately preceding Portfolio Fiscal Year and a certificate of an officer of Marriott certifying that such year-end statement is true and correct. Marriott, the Managers and Tenant shall, within ten (10) Business Days after Tenant's receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Portfolio Fiscal Year as are needed because of the final figures set forth in such statement. Such final accounting shall be controlling over the interim accountings. No adjustment shall be made for any Aggregate Operating Loss or Aggregate Operating Profit in a preceding or subsequent Portfolio Fiscal Year, subject to the audit rights of Tenant as set forth in each Management Agreement. Each Manager shall provide Tenant with interim and annual statements pursuant to the applicable Management Agreement for each Portfolio Property that it manages as if the applicable Portfolio Property were not a participant in this Agreement.

         B. In addition, on or before April 30 of each Fiscal Year, commencing on the April 30 following the date hereof, Marriott shall deliver to Tenant and Landlord an Officer's Certificate setting forth the totals of Aggregate Gross Revenue, Aggregate Deductions, the calculation of Aggregate Tenant's Second Priority and Aggregate Operating Profit After First Incentive Management Fee for the Hotels with respect to which this Agreement was in effect for the preceding Portfolio Fiscal Year, together with an audit thereof conducted by Arthur Andersen LLP, or another so-called "Big Five" firm of independent certified public accountants proposed by Manager and approved by Tenant and Landlord, which approval shall not be unreasonably withheld or delayed. The cost of such audit shall be an Aggregate Deduction hereunder.

         3.03     Aggregate Operating Loss

         To the extent there is an Aggregate Operating Loss for any Portfolio Accounting Period, Tenant shall have the right, without any obligation and in its sole and absolute discretion, to advance funds required to fund such Aggregate Operating Loss within twenty (20) days after Marriott has delivered written notice thereof to Tenant. Any Aggregate Operating Loss so funded by Tenant shall constitute a "Tenant Aggregate Operating Loss Advance." Tenant Operating Loss Advance shall be repaid in accordance with Section 2.02.A(5) hereof. If Tenant does not funds such Aggregate Operating Loss, Marriott shall also have the right, within twenty (20) days after such initial twenty (20) day period, without any obligation and in its sole and absolute discretion, to advance funds required to fund such Aggregate Operating Loss, and any such advance shall constitute an Additional Marriott Advance. Additional Marriott Advances shall be repaid in accordance with Section 2.02.A(5). If neither party elects to fund such Aggregate Operating Loss as provided for herein, the parties will have the rights set forth in Section 4.01.E of each Management Agreement for such Portfolio Properties (which right may be exercised as to all, but not less than all, of such Portfolio Properties).

                                   ARTICLE IV
                             ACCOUNTS; EXPENDITURES

         4.01     Accounts

         All funds derived from operation of the Portfolio Properties shall be deposited in one or more bank accounts designated by Marriott, which accounts may be commingled accounts containing other funds owned by or managed by Marriott. The Pooled Reserve shall be held in an interest bearing escrow reserve account in a bank or similar institution designated by Manager and reasonably acceptable to Tenant and Landlord, and the Pooled Reserve shall not be comingled with any other funds. Withdrawals from said accounts shall be made solely by representatives of Marriott whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Portfolio Properties.

         4.02 Expenditures and Payments

         A. Marriott, on behalf of and in coordination with the Managers pursuant to their obligations under the Management Agreements, and in each instance subject to the provisions of this Agreement, shall make expenditures, to the extent of the sufficiency of funds available therefor pursuant to this Agreement, for all Aggregate Deductions, and then, to reimburse Marriott or any Affiliate for expenditures to the extent such expenditures have constituted a Manager Reserve Advance pursuant to any of the Management Agreements. Payments made to reimburse Marriott or any Affiliate for expenditures to the extent that such expenditures have constituted a Manager Reserve Advance shall be deducted from Aggregate Operating Profit prior to any other deduction or distribution therefrom except for distributions of Aggregate Tenant's First Priority.

         B. Tenant irrevocably directs Marriott to pay and Marriott agrees to pay (or repay, as applicable), from Aggregate Operating Profit, without notice, demand or request therefor, but in each instance subject to the provisions of this Agreement: (i) Aggregate Tenant's First Priority, Aggregate Tenant's Second Priority and Aggregate Tenant's Third Priority, to Tenant when due and payable hereunder, (ii) replenishment of any Holdback Agreement Advances to Tenant,
(iii) distributions to Tenant and Marriott with respect to Tenant Advances, Additional Marriott Advances and Additional Manager Advances, (iv) distributions to the Managers with respect to the Aggregate Priority Management Fee, (v) distributions to the Managers with respect to the Aggregate Base Management Fee, and (vi) any other distributions provided for in Section 2.02.A, in each of the foregoing instances set forth in this Section 4.02.B(i) through (vi), at the time interim distributions are made pursuant to Section 3.01, and to the extent of the sufficiency of and in the order of distribution of Aggregate Operating Profit pursuant to Section 2.02.A.

         4.03 Classification of Advances Made by Marriott to Cover Payments of Aggregate Tenant's First Priority

         A. The parties acknowledge that Tenant, to ensure that Tenant has sufficient funds to timely pay Minimum Rent due pursuant to the Leases, must receive, and Marriott agrees to pay to Tenant subject to the sufficiency of funds available therefor pursuant to this Agreement and the Guaranty Agreement, Aggregate Tenant's First Priority on or before the first day of each Portfolio Accounting Period. As a result, it is possible that Marriott will pay Aggregate Tenant's First Priority prior to determining whether Aggregate Operating Profit for such Portfolio Accounting Period was adequate to cover such Aggregate Tenant's First Priority. If for any given Portfolio Accounting Period it is determined that Aggregate Operating Profit was inadequate to cover any such payments of Aggregate Tenant's First Priority that were made by Marriott with respect to such Portfolio Accounting Period, then one of the following shall be applicable:

         1. if the Guaranty Term had not expired before the first day of such Portfolio Accounting Period and Marriott's obligation to advance funds had not terminated for any other reason pursuant to the terms of the Guaranty Agreement (an expiration or termination as aforesaid, hereinafter, a "Guaranty Termination Event"), then that portion of Aggregate Tenant's First Priority paid with respect to such Portfolio Accounting Period in excess of the sum of Aggregate Operating Profit for such Portfolio Accounting Period shall be deemed to be a "Guaranty Advance" made pursuant to the Guaranty Agreement; or

         2. if a Guaranty Termination Event had occurred prior to the first day of such Portfolio Accounting Period, then that portion of Aggregate Tenant's First Priority paid with respect to such Portfolio Accounting Period in excess of the sum of Aggregate Operating Profit for such Portfolio Accounting Period shall be deemed to have been funded by Marriott as an Additional Marriott Advance.

         No provision of this Section 4.03.A shall be construed to require Marriott to make payments of Aggregate Tenant's First Priority except from Aggregate Operating Profit and Marriott Guaranty Advances available therefor.

         B. Notwithstanding anything herein to the contrary, within twenty (20) days after the end of each Portfolio Accounting Period, Marriott shall determine whether it is deemed to have made a Marriott Guaranty Advance pursuant to
Section 4.03.A with respect to such Portfolio Accounting Period, and if Marriott has made such an advance with respect to such Portfolio Accounting Period, Marriott shall advise Tenant in writing of the type and amount of such advance (each such notice, an "Advance Notice"). This paragraph shall only be applicable with respect to advances made or deemed made pursuant to this Section 4.03.

         4.04  Financial  Statements.   Marriott  shall  furnish  the  following
statements to Tenant:

         A. As soon as publicly available or, in the event the same shall no longer be required to be made public, within forty-five (45) days after each of the first three fiscal quarters of any Portfolio Fiscal Year, the most recent Consolidated Financials.

         B. As soon as publicly available or, in the event the same shall no longer be required to be made public, within ninety (90) days after the end of each Portfolio Fiscal Year, the most recent Consolidated Financials for such year, certified by an independent certified public accountant.

         C. Promptly after the sending or filing thereof, copies of all reports which Marriott sends to its security holders generally, and copies of all periodic reports which Marriott files with the United States Securities and Exchange Commission or any stock exchange on which its shares are listed or traded.

                                    ARTICLE V
                     POOLING OF WORKING CAPITAL AND RESERVES

         5.01 Pooling of Working Capital

         A. The Working Capital applicable to all Portfolio Properties pursuant to the Management Agreements shall be pooled and used by Marriott for the purposes set forth in Section 4.02.A hereof pursuant to the Managers' cash-management policies (the "Pooled Working Capital"). Upon any Deconsolidation Event as to one or more but less than all of the Portfolio Properties, Pooled Working Capital shall be allocated as described in Section 6.02.B. Upon the expiration or termination of all Management Agreements for all Portfolio Properties, Tenant shall, except as otherwise provided in the Management Agreements or this Agreement, receive any unused Pooled Working Capital.

         B. Subject to Section 5.01.C, Tenant shall have the right, without any obligation and in its sole and absolute discretion, within ten (10) days after written request therefor, to advance any additional funds, over and above the initial Working Capital for such Portfolio Properties, necessary to maintain Pooled Working Capital at a level determined by Marriott to be reasonably necessary to satisfy the needs of the Portfolio Properties as their operation may from time to time require. Any such request by Marriott shall be accompanied by a reasonably detailed explanation of the reasons for this request. All funds so advanced shall be added to Pooled Working Capital. All advances made by Tenant pursuant to this Section 5.01.B shall constitute "Tenant Working Capital Advances." Tenant Working Capital Advances shall be repaid in accordance with
Section 2.02.A(5). Additionally, if Tenant does not elect to provide such additional funds, Marriott shall also have the right, without any obligation and in its sole and absolute discretion, within ten (10) days after such initial ten
(10) day period, to advance such additional funds as Tenant elected not to advance, and any such advance shall constitute an Additional Marriott Advance. Additional Marriott Advances shall be repaid in accordance with Section
2.02.A(5).  If neither  party elects to advance  funds as  contemplated  in this
Section 5.01.B, the parties will have the rights set forth in Section 4.05.A of each Management Agreement for such Portfolio Properties (which right may be exercised as to all, but not less than all, of such Portfolio Properties).

         C. Notwithstanding the provisions of Section 5.01.B, Marriott shall not request a Tenant Working Capital Advance, and will make any such required advance from its own funds (which will not constitute an Additional Marriott Advance), until the expiration of at least twelve (12) months from the date that the last Additional Property and Initial Property has become a Portfolio Property (excluding any Additional Property or Initial Property with respect to which the Agreement to Lease has been terminated).

         5.02 Pooling of Reserves

         All deposits required to be made to the Reserves pursuant to the Management Agreements with respect to the Portfolio Properties shall instead be pooled into one account to be used for the purposes set forth in the Management Agreements for the Portfolio Properties on a pooled basis (the "Pooled Reserve"). The funds in the Pooled Reserve shall be available for all Portfolio Properties regardless of the amount of funds that would otherwise be held in a Reserve for a particular Portfolio Property if the Reserves were separately maintained. Upon any Deconsolidation Event as to one or more but less than all of the Portfolio Properties, the Pooled Reserve shall be allocated as described in Section 6.02.B. Upon the expiration or termination of all Management Agreements for all Portfolio Properties, Marriott shall, except as otherwise provided in the Management Agreements or this Agreement, release and transfer to Landlord or (if directed by Landlord) to Tenant the remaining Pooled Reserve funds after payment of all expenses that are to be paid out of the Reserves pursuant to the Management Agreements relating to periods prior to such expiration or termination.

                                   ARTICLE VI
           ADDITION AND REMOVAL OF PROPERTIES AS PORTFOLIO PROPERTIES

         6.01     Addition of Properties as Portfolio Properties

         Immediately upon Closing pursuant to a Purchase Contract with respect to an Additional Property or leasing of an Initial Property pursuant to the Agreement to Lease and execution of a Lease with respect to such Property, execution of a Management Agreement by the applicable Manager to manage the Property (or confirmation of the applicability of a Management Agreement to such Property, as applicable), and execution of the related agreements required pursuant to the terms of the Agreement to Lease or the Purchase Contracts (as applicable), such Property shall be deemed to be a Portfolio Property subject to the provisions of this Agreement. Simultaneously with the execution of such agreements, Marriott, the applicable Manager, and Tenant shall sign an agreement confirming the applicability of this Agreement to such Property, which shall be binding on all parties to this Agreement and the signature of all other Managers other than the applicable Manager on any such confirmatory agreement shall not be necessary to bind them in confirming that such Property has become a Portfolio Property. If a Property becomes a Portfolio Property on a day other than the first day of a Portfolio Accounting Period, prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to such Property for the period from and after the date on which such Property became a Portfolio Property as are appropriate, in the parties' reasonable judgment, shall be included in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the Portfolio Accounting Period in which such Property became a Portfolio Property, and otherwise consistent with the provisions of Section 17 of the Agreement to Lease with respect to Apportionments.

         6.02 Removal of Properties as Portfolio Properties

         A. Each of the following shall be, with respect to any Portfolio Property, a "Deconsolidation Event": (i) if any Portfolio Property ceases to be owned by (1) the owner of such Portfolio Property as of the date hereof, (2) any Affiliate of the owner of such Portfolio Property as of the date hereof or HPT, or (3) any other permitted successor to the interest of the owner of such Portfolio Property as of the date hereof and/or such Affiliate of the owner of such Portfolio Property as of the date hereof and HPT with respect to all (but not less than all) of the then-remaining Portfolio Properties (a "Landlord Deconsolidation Event"), or (ii) if any Portfolio Property ceases to be leased by (1) Tenant, (2) any Affiliate of Tenant or Landlord, or (3) any other permitted successor to the interest of Tenant, Landlord and/or such Affiliate of either of them with respect to all (but not less than all) of the then-remaining Portfolio Properties (a "Tenant Deconsolidation Event"), or (iii) if the applicable Management Agreement is terminated with respect to such Portfolio
Property (a "Manager Deconsolidation Event"). No provision of this Agreement shall be construed as modifying the terms of any Lease or any Management Agreement, Franchise Agreement or Owner Agreement with respect to transfers of any interest of any part therein.

         B. From and after the date of a Tenant Deconsolidation Event or Manager Deconsolidation Event with respect to any particular Portfolio Property, such Property shall no longer be treated as a Portfolio Property pursuant to this Agreement. If the Deconsolidation Event occurs on a day other than the last day of a Portfolio Accounting Period, the parties shall exclude such prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to such Property for the period following the Deconsolidation Event, as are appropriate in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the Portfolio Accounting Period in which the Deconsolidation Event occurred. Additionally, the parties shall make such prorations, adjustments, allocations, and changes pursuant to the Allocation Formula set forth in Section 6.02.C hereof to reflect the removal of such Property from being subject to this Agreement, including, without limitation, to allocate to such Property its continuing liability with respect to any outstanding Aggregate Priority Management Fee, any outstanding Additional Marriott Advances, any outstanding Additional Manager Advances, any outstanding Holdback Agreement Advances remaining to be replenished, and any outstanding Tenant Advances. Notwithstanding the foregoing, if the applicable Manager will not continue to manage the Property being removed pursuant to the Management Agreement applicable to such Property, then (a) Tenant shall require that any successor manager enter into a cash management agreement to which the applicable Manager and Marriott are each a party which provides for assurances that the Operating Profit for such Hotel is applied to repay amounts due to the applicable Manager and Marriott in accordance with Section 3.02.B of the Management Agreement with respect to the Hotel, as the applicable Manager and Marriott may reasonably require, or (b) HPT shall provide (and Tenant shall cause HPT to so provide) a written guaranty that the Operating Profit for such Hotel shall be applied to repay amounts due to the applicable Manager and Marriott in accordance with Section 3.02B of the Management Agreement with respect to each such Hotel which Manager will no longer continue to manage. Further notwithstanding the foregoing, if Tenant will not continue to lease the Property being removed pursuant to the Lease, then there shall be no reduction of the outstanding amount of any Tenant Working Capital Advances and Tenant Aggregate Operating Loss Advances. Additionally, in the case of a Manager Deconsolidation Event, Tenant and the applicable Manager, both acting reasonably, shall determine the portion of (1) the Pooled Working Capital allocable to the Property being removed from this Agreement and the amount of the Pooled Working Capital so allocated shall be remitted to the parties entitled to the same pursuant to the applicable Management Agreement, the Owner Agreements and this Agreement, and (2) the Pooled Reserve allocable to the Property being removed from this Agreement and the amount of the Pooled Reserve so allocated shall, after payment of all amounts properly payable therefrom pursuant to the Management Agreement and this Agreement: (i) if the Property which is the subject of such Manager Deconsolidation Event shall remain subject to the Lease, be made available to Tenant to allow Tenant to fulfill its obligations under the Lease, and (ii) otherwise, be delivered to Landlord. In determining the portion of the Pooled Reserve allocable to such Property, the parties shall take into account whether and when such Property and the Portfolio Properties have each undergone a substantial soft-goods or case-goods replacement.

         C. The "Allocation Formula" shall be to multiply the amount in question by a fraction, the numerator of which is the Operating Profit for the Property with respect to which a Tenant Deconsolidation Event has occurred for the preceding thirteen (13) full Portfolio Accounting Periods, and the denominator of which is the Aggregate Operating Profit for all Portfolio Properties for the same period. From and after a Tenant Deconsolidation Event with respect to a Property, such Property shall continue to be liable for any items relating to the period before such Tenant Deconsolidation Event as allocated to such Property pursuant to this Section 6.02.C, and, except as otherwise provided for herein, the balance of the Portfolio Properties shall have no further liability with to such allocated amount.

         D. From and after the date of a Landlord Deconsolidation Event (that is not also a Tenant Deconsolidation Event or a Manager Deconsolidation Event) with respect to any particular Portfolio Property, such Property shall no longer be treated as a Portfolio Property for purposes of Section 5.02 of this Agreement, but shall continue to be treated as a Portfolio Property for all other purposes.

         6.03 Removal of the Kauai Hotel as a Portfolio Property. At any time while this Agreement is in effect and applicable to the Kauai Hotel, Tenant may elect, upon not less than sixty (60) days written notice to Marriott, to cause the Kauai Hotel to cease to be a Portfolio Property subject to the pooling aspects of this Agreement, and thereafter the Kauai Hotel, notwithstanding that no change has occurred with respect to ownership of Tenant's leasehold interest therein, and notwithstanding that no change has occurred with respect to Kauai Owner's fee interest therein, shall be treated for all purposes as if a Tenant Deconsolidation Event and a Landlord Deconsolidation Event had occurred with respect thereto (a "Kauai Deconsolidation Event").

                                   ARTICLE VII
                              TRANSITION PROVISIONS

         7.01     Transition Of Initial Properties.

         The parties acknowledge that, subject to the terms and conditions herein set forth, it is their mutual intent to make financial adjustments to place Tenant in the economic position in which it would have been had each of the Initial Properties been made subject to the Lease and the pooling aspects of this Agreement on the date hereof, notwithstanding the fact that some of the Initial Properties will be made subject to the Lease, the Management Agreement applicable thereto, the pooling aspects of this Agreement and all other documents contemplated by the Agreement to Lease with respect to each such Initial Property (collectively, the "Transaction Documents") after the date hereof. To give effect to such intent, the parties hereby agree as follows, which agreement is a material part of the consideration for the covenants and agreements set forth in this Agreement:

              A. Together with each interim accounting provided to Tenant after the close of each Portfolio Accounting Period as provided for in Section 3.01, Marriott shall also deliver to Tenant a hypothetical interim accounting for such Portfolio Accounting Period (the "Hypothetical Report") calculated in all respects as the actual interim accounting except that the Hypothetical Report shall be prepared on the assumption that each Initial Property was made subject to the Transaction Documents on the date of this Agreement, notwithstanding the actual date on which any of such Initial Properties were or will be made subject to the Transaction Documents. The Hypothetical Report shall also take into account sums paid with respect to such Portfolio Accounting Period to Affiliates of HPT pursuant to existing lease arrangements between such Affiliates of HPT and Affiliates of Marriott ("Existing Lease Payments"), which lease arrangements would otherwise have been terminated had the Properties which are the subjects thereof been made subject to the Lease and the pooling aspects of this Agreement on the date hereof.

              B. The Hypothetical Report shall also indicate any sums Tenant would have been entitled to receive as distributions of Aggregate Operating Profit under Sections 2.02 of this Agreement over and above Existing Lease Payments actually made with respect to such period, using the assumptions set forth for such Hypothetical Report in the foregoing Section 7.01.A (the "Hypothetical Tenant Distribution").

              C. If the Hypothetical Tenant Distribution is larger than the actual distributions due to Tenant (the "Actual Tenant Distribution"), the difference between such Hypothetical Tenant Distribution and the Actual Tenant Distribution shall constitute the "Deficiency Owed Tenant." If the Actual Tenant Distribution is larger that the Hypothetical Tenant Distribution, the difference between such Actual Tenant Distribution and the Hypothetical Tenant Distribution shall constitute the "Surplus."

              D. If the foregoing interim accounting and Hypothetical Report for any Portfolio Accounting Period indicate a Deficiency Owed Tenant, Marriott shall pay such Deficiency Owed Tenant to Tenant at the time it provides Tenant with such interim accounting and Hypothetical Report. If the foregoing interim accounting and Hypothetical Report for any Portfolio Accounting Period indicate a Surplus, there shall be no adjustment to the distributions provided for in this Agreement.

              E. The provisions of this Section 7.01 shall terminate on such date as all Initial Properties shall have either (i) become a Portfolio Property, or (ii) been eliminated from the Agreement to Lease pursuant to the terms thereof. If a termination pursuant to the foregoing clause (ii) occurs on a day other than the last day of a Portfolio Accounting Period, Marriott shall make such adjustments as are appropriate in its reasonable judgment, to reflect the elimination of any such Initial Property for the balance of the Portfolio Accounting Period in which such termination occurred. Furthermore, if the Agreement to Lease is terminated with respect to any Initial Property prior to the date such Initial Property becomes a Portfolio Property, the Hypothetical Report shall be prepared without consideration of such Initial Property from and after the date of such termination with respect to such Initial Property. If such termination occurs on a day other than the first day of a Portfolio Accounting Period, Marriott shall, in its reasonable judgment, make such prorations and adjustments as it deems appropriate in preparing the Hypothetical Report for such Portfolio Accounting Period.

         7.02     Annual Accounting Statements and Cash Adjustments

         Calculations and payments of Deficiencies Owed Tenant and Surpluses made with respect to each Portfolio Accounting Period within a Portfolio Fiscal Year shall be accounted for cumulatively. Within sixty (60) days after the end of each Portfolio Fiscal Year, Marriott shall deliver to Tenant a statement in reasonable detail of such calculations for the immediately preceding Portfolio Fiscal Year and a certificate of Marriott's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within ten
(10) Business Days after Tenant's receipt of such statement, make any adjustments, by cash payment if required as set forth above, in the amounts paid or retained for such Portfolio Fiscal Year as are needed because of the final figures set forth in such statement. Such final accounting shall be controlling over the interim accountings.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01     Notices.

         A. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         B. All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

         C. All such notices shall be addressed,

         if to Marriott (and/or if to a Manager, addressed to such Manager in care of Marriott, at the following address):

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/924.11
                  Bethesda, Maryland 20817
                  Attn:  Treasurer
                  Telecopier No. (301) 380-5067

         with a copy to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/923
                  Bethesda, Maryland 20817
                  Attn: Assistant General Counsel -- Lodging Operations Telecopier No. (301) 380-6727

         and a copy to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/11.10
                  Bethesda, Maryland 20817
                  Attn:  Lodging - Senior Vice President, Finance
                  Telecopier No. (301) 380-3667

            and a copy to:

                   Venable, Baetjer and Howard, LLP
                   1800 Mercantile Bank and Trust Building
                   2 Hopkins Plaza
                   Baltimore, Maryland 21201
                   Attn:  James D. Wright, Esq.
                   Telecopier No. (410) 244-7742

            if to Tenant to:

                  HPT TRS MI-135, INC.
                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts 02458-2076
                  Attn:  President
                  Telecopier No. (617) 969-5730
with a copy to:

                  Sullivan & Worcester, LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Alexander A. Notopoulos, Esq.
                         Sander E. Ash, Esq.
                  Telecopier No. (617) 338-2880

         D. By notice given as herein provided the parties hereto and their respective successors and assigns shall have the right from time to time and at any time while this Agreement is in effect to change their respective addresses effective upon receipt by the other party of such notice and each shall have the right to specify as its address any other address within the United States of America.

         8.02 Applicable Law; Jurisdiction

         This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Maryland; or (vii) any combination of the foregoing. The parties acknowledge, consent and agree that the United States District Court for the District of Maryland and any court of competent jurisdiction in the State of Maryland shall have exclusive jurisdiction in any proceeding instituted to enforce this Agreement or any provision hereof and any objections to venue are hereby waived.

         8.03 Binding Effect

         The rights, powers, privileges, and discretions (hereinafter referred to as the "rights") to which the parties may be entitled hereunder shall inure to the benefit of each of their respective successors and permitted assigns. All the rights of the parties herein are cumulative and not alternative and may be enforced successively or concurrently. Failure of either party to exercise any of its rights shall not be deemed a waiver thereof, and no waiver of any of a party's rights shall be deemed to apply to any other rights. The terms, covenants, and conditions of or imposed upon each party herein shall be binding upon the successors and assigns of such party.

         8.04 Severability

         In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included herein.

         8.05 Grammar

         When used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         8.06 Time of the Essence

         Time is of the essence in the performance of the obligations and undertakings of the parties hereto.

         8.07 Captions

         The captions appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Agreement nor in any way affect this Agreement.

         8.08 Remedies

         No remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         8.09 Due Authorization

         Each party hereto represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by the representing party, and constitutes the binding and enforceable obligation of such party subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

         8.10 Counterparts

         The parties agree that this Agreement may be signed and delivered in counterparts.

         8.11 Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         8.12 GAAP

         All calculations made pursuant to this Agreement shall, except to the extent expressly provided to the contrary herein, be made in accordance with generally accepted accounting principles, consistently applied.

         8.13 Tenant's Obligations Under The Lease. Nothing contained herein shall limit Tenant's obligations under the Lease. It is acknowledged by the parties hereto that this Agreement is not intended to, and shall not, interfere with or restrict the Landlord's rights under the Lease.

         8.14 Termination of Tenant Liability. Upon expiration of the entire term of each Management Agreement and expiration of the entire term of the Lease (in each instance including with respect to any exercised renewals), and provided that such expiration did not result from a default by Tenant under any Management Agreement, Tenant shall have no further liability for repayment of Additional Marriott Advances made pursuant to this Agreement.

         8.15 Default. It shall be a default by any party hereto if such party fails to perform any obligation hereunder within eight (8) Business Days after receipt of written notice from a non-defaulting party demanding such cure, or, if such default is susceptible of cure, but such cure cannot be accomplished within said eight (8) Business Day period of time, if the defaulting party fails to commence the cure of such default within such eight (8) Business Day period of such notice or thereafter fails to diligently pursue such cure to completion.

         8.16 NONLIABILITY OF OFFICERS, ETC. NO TRUSTEE, OFFICER, SHAREHOLDER OR AGENT OF MARRIOTT, ANY MANAGER OR TENANT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, MARRIOTT, ANY MANAGER OR TENANT. ALL PERSONS DEALING WITH MARRIOTT, ANY MANAGER OR TENANT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF MARRIOTT, THE APPLICABLE MANAGER OR TENANT, AS THE CASE MAY BE, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION HEREUNDER.

         8.17 Single Agreement; Integration.

              (A) It is expressly acknowledged and agreed by each of Marriott, the Managers, Landlord and Tenant that the underlying terms and conditions of this Agreement, the Guaranty, the Management Agreements, the Franchise Agreements and each and every other document and agreement entered into in connection herewith or therewith and/or contemplated hereby or thereby (collectively, the "Deal Terms") have been negotiated by the parties as a single integrated transaction. The fact that there exists separate Management Agreements for the different hotel brands is merely a matter of convenience to Marriott and the Managers to reflect their existing internal corporate organization. The purpose of this Agreement and the intent of the parties hereto is that the Portfolio Properties at all times constitute a single pool and a portfolio and the Deal Terms have been established with this understanding (e.g. The purchase price and rent for certain properties has been set at a higher amount than would be the case if such properties were the subject of a stand alone transaction or smaller group transaction and not aggregated with the Portfolio Properties. Landlord and Tenant have agreed to include certain properties in this transaction in locations in which neither would otherwise make an investment but for the existence of a portfolio.) The purpose of this Agreement is that the Properties constitute a single pool and the Deal Terms have been established with purpose). The aggregation and integration of the properties into a single pool and portfolio is a material inducement to Landlord and Tenant to agree to the Deal Terms and an underiding principle of the Deal Terms.

              (B) The Managers acknowledge and agree that a fundamental and material purpose of this Agreement is to integrate the Portfolio Properties and Deal Terms as one and to invalidate the right of any Manager to reject any Management Agreement or this Agreement as to a particular Portfolio Property (and not to all Portfolio Properties) in the event of a bankruptcy of such manager. Accordingly, Manager hereby waives, to the maximum extent permitted by law, any right to terminate this Agreement or reject any of the Deal Terms, whether pursuant to the Title 11 of the U.S. Code or any other similar insolvency or state bankruptcy laws.

         8.18 Special Termination Right.

         The parties acknowledge and agree that if, notwithstanding the provisions of Section 9.10 any Manager terminates any Management Agreement or this Owner Agreement in connection with such Manager's reorganization, recapitalization or bankruptcy, Tenant shall have the right to terminate each remaining Management Agreement and Franchise Agreement (without any termination fee or penalty) by giving written notice thereof to Marriott and the Managers, in which event, all Managing Agreements and franchise Agreements shall terminate on the later to occur of the date set forth in such notice and 30 days after the giving thereof.


                   [Signatures appear on the following page.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

                                    MARRIOTT:

WITNESS:                            MARRIOTT INTERNATIONAL, INC.

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Authorized Signatory


                                    MANAGERS:

WITNESS:                            MARRIOTT HOTEL SERVICES, INC.

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Authorized Signatory

WITNESS:                            RESIDENCE INN BY MARRIOTT, INC.

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Vice President

WITNESS:                            COURTYARD MANAGEMENT
                                    CORPORATION

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Vice President

WITNESS:                            SPRINGHILL SMC CORPORATION

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Vice President

WITNESS:                            TOWNEPLACE MANAGEMENT
                                    CORPORATION

/s/ Laura H. Brophy                 By: /s/ Timothy J. Grisius (SEAL)
Name: Laura H. Brophy               Name:   Timothy J. Grisius
                                    Title:  Vice President

                                    TENANT:

WITNESS:                            HPT TRS MI-135, INC.

/s/ Laura H. Brophy                 By: /s/ John G. Murray (SEAL)
Name: Laura H. Brophy               Name:   John G. Murray
                                    Title:  Vice President

                                    Exhibit A

                      Additional Limited Service Properties

                           1.       CYBM             Emeryville, CA
                           2.       SHBM             Renton, WA
                           3.       TSBM             Renton, WA

                                    Exhibit B

                               Initial Properties

                     1.       RIBM             Fresno, CA
                     2.       RIBM             Dallas/Richardson, TX
                     3.       RIBM             San Antonio, TX
                     4.       RIBM             Reno, Nevada
                     5.       RIBM             Fort Worth/Fossil Creek, TX
                     6.       CYBM             Fort Worth, Fossil Creek, TX
                     7.       CYBM             Houston/Hobby Airport, TX
                     8.       RIBM             Birmingham/Homewood, AL
                     9.       RIBM             Charlottesville, VA
                     10.      RIBM             Atlanta, GA
                     11.      RIBM             Fairfax/Fairlakes, VA
                     12.      RIBM             Bethlehem, PA
                     13.      CYBM             Bethlehem, PA
                     14.      CYBM             Birmingham, AL
                     15.      MHRS             Nashville, TN
                     16.      MHRS             St. Louis, MO
                     17.      TSBM             Atlanta/Norcross, GA
                     18.      TSBM             Norfolk, Newport News, VA
                     19.      TSBM             Atlanta/Northlake, GA
                     20.      TSBM             Virginia Beach, VA
                     21.      TSBM             Richmond/Northwest, VA
                     22.      TSBM             Fairfax/Chantilly, VA
                     23.      TSBM             Falls Church, Virginia
                     24.      RIBM             Raleigh Airport, NC
                     25.      CYBM             Charlston North, SC
                     26.      RIBM             Chicago/Waukegan, IL
                     27.      RIBM             Raleigh/Cary, NC
                     28.      TSBM             Chicago/W. Dundee, IL
                     29.      CYBM             Chicago/W. Dundee, IL
                     30.      TSBM             Detroit/Novi, MI
                     31.      CYBM             Detroit/Novi, MI

                                    Exhibit C

                          Portfolio Accounting Periods*


  Portfolio Accounting Period per      Accounting Period Included         Accounting Period Included
       Portfolio Fiscal Year              From Domestic Hotel                From the Kauai Hotel
                                        Management Agreements's              Management Agreement's
                                              Fiscal Year                        Fiscal Year
------------------------------------------------------------------------------------------------------

                1st                                1st                                 None
                2nd                                2nd                                 1st
                3rd                                3rd                                 2nd
                4th                                4th                                 3rd
                5th                                5th                                 4th
                6th                                6th                                 5th
                7th                                7th                                 6th
                8th                                8th                                 7th
                9th                                9th                                 8th
                10th                               10th                                9th
                11th                               11th                                10th
                12th                               12th                                11th
                13th                               13th                                12th

*Assuming that with respect to such Portfolio Accounting Periods, the Kauai Hotel is, during such period, a Portfolio Property.